SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 8, 2005

Cousins Properties Incorporated

(Exact name of registrant as specified in its charter)

Georgia

(State or other jurisdiction of incorporation)

0-3576

(Commission File Number)

58-0869052

(IRS Employer Identification Number)

2500 Windy Ridge Parkway, Atlanta, Georgia 30339-5683

(Address of principal executive offices)

Registrant’s telephone number, including area code: (770) 955-2200

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

     (b) Mr. Michael A. Quinlan resigned from his role as Senior Vice President, Chief Accounting Officer and Controller for Cousins Properties Incorporated (the “Company”) effective as of February 8, 2005. Mr. Quinlan will continue as an employee of the Company through February 25, 2005.

     (c) On February 8, 2005, the Company appointed Mr. John D. Harris, Jr., age 45, as its Senior Vice President and Chief Accounting Officer. From 2000 to 2003, Mr. Harris served as the Chief Financial Officer, Secretary, and Treasurer for JDN Realty Company, a real estate investment trust specializing in the development and management of retail properties. Beginning in 2004, Mr. Harris was the Vice President and Corporate Controller for Wells Real Estate Funds, Inc. (“Wells”), a real estate investment and management company. In 2004, Wells served as an advisor to Wells Real Estate Investment Trust II, Inc., which purchased three office buildings from the Company.

     (d) On February 8, 2005, the Board of Directors of the Company appointed James H. Hance, Jr. and S. Taylor Glover to the Board of Directors. In accordance with the Company’s Bylaws, Messrs. Hance and Glover will each stand for election at the Company’s next annual meeting of shareholders. There are no arrangements or undertakings between either Mr. Hance or Mr. Glover and any other person pursuant to which either Mr. Hance or Mr. Glover was selected as a director. Mr. Hance will serve on the Company’s Compensation, Succession, Nominating and Governance Committee. Mr. Glover will serve on the Company’s Audit Committee. A copy of the press release announcing the appointment of Messrs. Hance and Glover to the Board of Directors is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

     During 2004, Mr. Hance served as Vice Chairman and Chief Financial Officer and as a Director of Bank of America Corporation. A related entity, Bank of America, N.A., is part of the bank group for the Company’s revolving credit facility, to whom interest and customary fees are paid. The Company also pays fees to this entity in conjunction with normal depositary accounts it maintains. Another affiliate, Banc of America Securities LLC, acted as a joint book-running manager in connection with the Company’s preferred stock offering in December 2004, for which it received customary fees. Additionally, Bank of America Corporation or its affiliates are tenants in projects owned either directly by the Company or by joint ventures in which the Company has an ownership interest, for which they pay rent and related fees and expenses. The Company and Bank of America Corporation are also joint venture partners in the ownership of two office projects.

     Since the beginning of the Company’s last fiscal year, there have been no relationships or transactions between the Company and Mr. Glover that are required to be disclosed under Item 404(a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits.

      The following exhibits are filed herewith:

Exhibit No.	Description
99.1	Cousins Properties Incorporated Press Release dated February 9, 2005.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 14, 2005

COUSINS PROPERTIES INCORPORATED
By:	/s/Robert M. Jackson
Robert M. Jackson
Senior Vice President, General Counsel and Corporate Secretary

Exhibit No.	Description
99.1	Cousins Properties Incorporated Press Release dated February 9, 2005.